Exhibit 4.41

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

AGREEMENT No. 051-I-06

INTERNATIONAL SATELLITE SIGNAL CONDUCTION AGREEMENT THROUGH THE MEXICAN SATELLITE SYSTEM, ENTERED BY AND BETWEEN TELMEX PERÚ, S.A., WITH IDENTIFICATION NUMBER 20264695385, AND PRINCIPAL PLACE OF BUSINESS AT (***), DULY REPRESENTED BY ITS GENERAL MANAGER, MAURICIO ESCOBEDO VÁZQUEZ, WITH (***) AND ITLS LEGAL ADVISOR, ROSA VIRGINIA NAKAGAWA MORALES, WITH (***), ACCORDING TO POWERS OF ATTORNEY CONTAINED IN THE RECORD NUMBER (***) OF THE LEGAL ENTITIES REGISTRY OF THE REGISTRY OFFICE OF LIMA AND CALLAO, HEREINAFTER REFERRED TO AS THE “CLIENT”, AND SATELITES MEXICANOS, S.A. DE C.V., WITH TAX ID NUMBER SME-970626-MK5, WITH PRINCIPAL PLACE OF BUSINESS AT RODOLFO GAONA N° 86, PISO 4, COLONIA LOMAS DE SOTELO, MEXICO, FEDERAL DISTRICT, DULY REPRESENTED BY ITS CEO, SERGIO MIGUEL ÁNGEL AUTREY MAZA, ACCORDING OT THE POWER OF ATTORNEY CONTAINED IN THE COMMERCIAL FOLIO N° 226,109 OF THE PUBLIC COMMERCIAL REGISTRY, HEREINAFTER REFERRED TO AS “SATMEX”, ACCORDING TO THE FOLLOWING:

R E C I T A L S

I.                CLIENT represents that:

I.1             It is a corporation duly incorporated under the laws of the Republic of Peru, according to deed number 126,036, dated February 25, 2004, registered in the Public Legal Entities Registry, under the entry B00009 of the record number 00127523 granted before the Public Notary of the City of Lima, Peru, Ricardo Ortiz  de Zevallos Villarán, by which, among other acts, it was formalized the change of name of AT&T PERU, S. A., former FIRSTCOM, S.A., former RED DE SERVICIOS EMPRESARIALES DE TELECOMUNICACIONES, S.A.; for TELMEX PERU, S. A.

I.2         Any change in its name or in the powers granted to its legal representative, shall be promptly notified it in writing to SATMEX.

1.3       It has completed to its satisfaction the access tests to the satellite in accordance with operating parameters assigned by SATMEX and may perform additional tests, prior agreement in writing between the parties, meeting the needs for operation.

II.           SATMEX represents that:

II.1    It is a corporation of variable capital duly incorporated under the Mexican laws, according to public deed number 51,371, dated June 26, 1997, granted before  Miguel Alessio Robles, Public Notary No. 94 of Mexico City, and registered in the Public Commercial Registry, under the commercial folio No. 226,109.

II.2    Sergio Miguel Ángel Autrey Maza, its CEO, is entitled to execute this Agreement, as provided by in the Public Deed number 34,077, dated February 23, 2005, granted before Erik Namur Campesino, Public Notary No.94 of Mexico City and registered under the same commercial folio mentioned in the preceding paragraph.

II.3    Its Tax ID Number is: SME-970626-MK5.

II.4    It has been authorized by the Ministry of Transports and Communications to provide satellite capacity services within the Peruvian territory, according to Registry No. N° 007-RPCSAT (Satellite Capacity Provider Registry).

II.5 According to paragraph d) of article 10° of the Supreme Order N° 022-2005-MTC, SATMEX shall submit this Agreement to the Ministry of Transports and Communications.

NOW THEREFORE, in consideration of the foregoing and the mutual commitments and covenants contained in this Agreement, the Parties hereby agree as follows:

CONFIDENTIAL

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

C L A U S E S

SECTION 1.- PURPOSE.

SATMEX will provide to the CLIENT, the international signal conduction service via satellite, through the Mexican Satellite System, in accordance with the following parameters:

Satellite:	(***)
Minimum Bandwidth:	(***)
Band:	(***)
Transponders:	(***)
Regions:	(***)
Category of Service:	(***)

Satellite	Band	Txdr	Bandwidth (MHz)	Term
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

The parties agree that if the CLIENT requires satellite capacity increases, those shall be agreed through “Satellite Capacity Annexes” according to the model provided by in Annex II. Such Annexes signed by the parties will form an integral part of this Agreement. These increases in capacity will be offered by SATMEX to the CLIENT if remaining capacity is available and at the same prices hereby established.

The Parties agree that, at the beginning, the Service will be provided through the (***), and once such satellite is replaced in this orbital slot by (***), and the latter begins its commercial operation, Service will be migrated to this satellite, according to the corresponding migration annex.

SATMEX shall support the migration of the links operating in the (***) satellite to (***) satellite foe an amount up to (***) including taxes. The Parties agree to document such expenses through the corresponding invoice, and, from the date SATMEX receives the invoice, it shall make the corresponding payment within thirty (30) calendar days.

Non-Preemptible Service shall mean a Service provided according to the provisions of paragraph c) of article 10 of the Supreme Order No. 022-2005-MTC of Peru, whose transponder has back-up amplifiers, subject to availability, and is not interrupted to give priority to any Service nor any other circumstance, except in case of any default of the CLIENT duly accredited or according to the second paragraph of Section Two of this Agreement. However, in case of fail, it does not have an immediate back-up in other transponder or satellite.

The terms and conditions of this Agreement and Its Annex I and Annex II will be referred to as the “Service”.

Section 2                                             TECHNICAL PARAMETERS

SATMEX shall provide to the CLIENT, the satellite access frequencies and their respective operating parameters, which are contained in Annex I hereby, and based on link budgets, technical specifications of the network, topology, ground station(s) and their equipment, satellite access technique, submitted by the CLIENT in advance to SATMEX for each transmission and/or reception carrier in which the ground stations of its network will access.

SATMEX may modify the frequencies and satellite assigned to the CLIENT due to technical problems, interferences or optimization movements of the space segment, in which case, SATMEX shall give the CLIENT prior written notice of the respective modifications. The CLIENT agrees to perform the corresponding location changes and to release the former frequencies within the term jointly agreed between the Parties, which shall not exceed thirty (30) calendar days from the notification date, provided, however, that this shall not mean any amendment to this Agreement or its Annex. Such term may be extended prior agreement between both parties. If the agreed term has elapsed and the Parties had not reached an agreement, SATMEX may perform the required modifications at its sole discretion. SATMEX agrees that no modification to a frequency or satellite assigned to the CLIENT shall mean a decrease of the bandwidth and/or the availability of the services subject matter of this agreement.

The ground station(s) of the CLIENT, through which the Service is provided, shall meet the technical specifications and features required by SATMEX to operate within the Mexican Satellite System, and among others shall comply, with recommendation ITU-R.S.580-6 and operate with agile and fractionary step frequency synthesizers, as described in the technical information of the network delivered by the CLIENT to SATMEX.

Technicians in charge, appointed by the CLIENT to operate the ground stations of its satellite network, shall not exceed the nominal satellite access parameters assigned to each carrier, in accordance with Annex I herein. In case, the personnel of the Communications Control Center of SATMEX, detect excesses, they shall immediately request all the necessary adjustments to the technician in charge of the ground station or to the CLIENT’s network’s manager.  In the event that the CLIENT does not make the necessary rectifications or deactivation of the carriers that are operated beyond parameters, SATMEX will charge the CLIENT the applicable charge for the excess power and/or bandwidth used by the CLIENT.

The CLIENT is responsible of supervising the operating status of the ground stations and of assuring that it does not produce interference to their own signals, other clients’ signals or other satellites. At any time during the term of this Agreement, when searching for sources of interference, and at STAMEX prior request, the latter shall conduct short On-Off Tests to the CLIENT’s earth stations. These tests shall be performed at a mutually agreed time within forty-eight (48) hours from SATMEX request.

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

In case that any of the CLIENT´s ground station(s) produce interference to other signals, SATMEX shall inform about such interferences and the CLIENT agrees to perform, in the shortest period of time, the necessary corrections. If the CLIENT does not perform such corrections, SATMEX shall charge the CLIENT an amount equal to the affected bandwidth or power, as compensatory damages, and, in its case, for the pecuniary damages paid by SATMEX to the affected client(s). SATMEX shall unequivocally accredit before the CLIENT the amounts and concepts of the claimed payments, through the submission of the corresponding receipts or invoices. The CLIENT recognizes and agrees that repairs of interferences of the earth stations are its sole responsibility, for which SATMEX may provide technical support limited to recommendations to restore the Service.  For this purpose, the CLIENT shall provide all necessary cooperation to the Communications Control Center of SATMEX to try to eliminate the interference.

If an earth station of the CLIENT produces interference to other signals, the CLIENT must suspend access of such earth station to the satellite until such interference is completely eliminated. For this purpose, SATMEX shall give prior notice to the CLIENT. If the CLIENT does not suspend the access to the satellite of the interfering signal, SATMEX may disable the signal immediately.

Section 3                                             TECHNICAL ESCALATION LIST

The CLIENT shall provide SATMEX, in writing, within five (5) days from the Execution Date of this Agreement, the name, job title, telephone, fax numbers, and email addresses, of the technicians in charge of its network. In the event of changes in this information, the CLIENT shall notify such changes in writing within five (5) days after said change.

The CLIENT shall make available at least one (1) person 24/7 throughout the term of this Agreement to solve any technical issue that may arise in connection to the Service.

Section 4                                             INTERRUPTION

In case of any Service interruption, CLIENT shall immediately notify SATMEX’s Satellite Control Center, who will identify the cause of the anomaly. Upon receipt of such notice, if SATMEX is responsible for such interruption, it will perform the corresponding operative procedures to determine the cause of the interruption and perform the necessary actions to correct it.  If the interruption is not caused by SATMEX, SATMEX shall provide the CLIENT a technical report unequivocally stating its lack of responsibility.

Section 5                                             COMPENSATION

SATMEX shall compensate the CLIENT for the Service paid and not received by the CLIENT, if the failure is due to interruptions caused by SATMEX. Such compensations shall be valid since the first (1st) minute of the interruption or degradation of the Service.

Applicable compensations shall be credited to the CLIENT´s account on the month following the month in which the interruption occurred.

Compensations shall be calculated from the time and date on which the Satellite Control Center of SATMEX issues the report confirming the causes of the interruption, until the CLIENT receives the Service on the same or any other transponder assigned by SATMEX.

Section 6                                             AVAILABILITY

SATMEX offers the CLIENT an annual availability of the Satellite Segment equal to 99.95%. Such availability shall not be affected by anomalies generated by a force majeure event or Acts of God.

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

Section 7                                             ASSUMPTION OF RISK

SATMEX shall not be responsible for suspensions of the Services or losses and damages due to Acts of God or force majeure, suffered by the CLIENT or any third party.  SATMEX’s liability before CLIENT is limited to the compensations established in Section 5 of this Agreement.

Section 8                                             CONSIDERATION

(***)

Section 9                                             PAST DUE INTERESTS

In case of delay of the CLIENT of its payments obligations, past due interests shall apply from the day following the payment’s due date and until payment is received by SATMEX. Past due interests shall be calculated on the unpaid balances of the monthly overdue amounts by the rate resulting from the sum (***)

In case of partial, late or defective fulfillment, as well as total breach of any obligation of SATMEX pursuant to this Agreement, this will be automatically declared in default, without any intimidation.

Section 10                                      TAXES

Each Party shall pay the corresponding taxes and burdens on its charge, according to applicable laws in force in their respective countries.  If payment of taxes is applicable or required after the execution of this Agreement, whether by creation, interpretation or amendment of the legislation in force in each country, the Parties agree to initiate negotiations, for the purpose of reviewing the agreed rates, so that a satisfactory agreement for both parties is achieved. The period of negotiation shall not be more than thirty (30) calendar days.

If an agreement is not obtained, any party may terminate this Agreement, without liability, by notifying in writing thirty (30) days in advance.

Section 11                                      INVOICING

(***)

Section 12                                      TERM

The term of this Agreement shall be of a minimum of thirty-two (32) months, from the date of its execution. This term is subordinated to the CLIENT to consume satellite services for a minimum amount of (***). If on the 32nd month of service, the CLIENT has not covered such amount, this Agreement will be extended the months required to cover the total amount committed, maintaining a minimum capacity of (***) capacity during this additional term.

The CLIENT may request the extension of the term of this Agreement for an additional period of twenty-four (24) months, maintaining the economic conditions herein agreed and a minimum of 30.000 MHZ of capacity, in which case, the CLIENT shall notify its intent to SATMEX, with a six (6) month prior notice to the nominal termination of the Agreement.

If the Term of this Agreement expires and the CLIENT does not deactivate the signals to the satellite, issued by the ground station(s) through which the Service is provided, and the Agreement has not been renewed, the CLIENT shall pay SATMEX the amount of (***) per month per MHz, in the (***)

Section 13                                      EARLY TERMINATION

(***)

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

Capacity used in MHz	Price per MHz (US)
(***)	(***)
(***)	(***)

Section 14                                      RESCISSION

14.1 SATMEX may rescind this Agreement without any liability whatsoever on its part for any of the following causes:

I. For bankruptcy or liquidation of the CLIENT, or  if the latter is declared in bankruptcy or if it is subject to “concurso” according to the Mexican Bankruptcy Proceedings Law (“Ley de Concursos Mercantiles”) or similar laws applicable to CLIENT or if it incurs in any of the cases stipulated in Article 167 of such law.

II. If the CLIENT otherwise breaches any of its obligations derived from this Agreement, as well as its Annexes.

III.- If SATMEX looses the license issued by the Ministry of Transports and Communications of Peru.

14.2        The CLIENT may terminate this Agreement, without indemnification, penalty or compensation in favour of SATMEX or without paying the amount contemplated in section Thirteenth hereunder, in the same cases set out in this clause, particularly in paragraphs 14.4 and 14.5 or by the defective provision of the service in a serious manner and duly accredited, provided condition 14.3 of this Agreement, runs out.

14.3        If any party incurs in any of the causes of termination referred to in this section, the affected party shall communicate this in writing to the other party, to cure the breach within a maximum period of ten (10) calendar days. If this period elapses, and the breaching party has not cured the breach, the non-breaching Party may terminate this Agreement, without judicial intervention whatsoever.

14.4        (***)

14.5  If SATMEX does not provide a minimum annual capacity of 99.95%.

The CLIENT shall use the Service according to the terms of the applicable laws in the different countries where the Service, purpose of this Agreement, is provided and according to other applicable legal provisions. Each party reserves the right to terminate this Agreement, due to any breach to these provisions, without prejudice to other legal actions that may proceed, including without limitation, violations to the intellectual or industrial property rights, including the crime of disclosing secrets referred to in articles 210, 211, 211 Bis of the Mexican Federal Criminal Code. The Parties agree to hold the other Party harmless in case of any complaint submitted against the latter, derived from any liability arising from the breach of the mentioned rights.

In the event that any of the parties rescinds this Agreement, CLIENT shall release the satellite capacity referred to in Section first and shall pay the amount established in Section Thirteenth; in this case, SATMEX may immediately reallocate this capacity to a third party.

The Parties agree that if after the date of early termination of this Agreement, the CLIENT fails to deactivate the signal to the satellite, emitted by Earth stations through which it provides the Service, the CLIENT shall pay SATMEX monthly, twice (2) the monthly amount established in the last paragraph of Section Twelfth.

Section 15                                      ASSIGNMENT

If the CLIENT ceases to use part of the contracted capacity, it may assign the vacant capacity, exceeding the minimum of (***), to any other company of the Telmex Group in the Americas, by giving the CLIENT a thirty (30) days prior written notice, without penalty. In such case the economic conditions herein defined shall be respected, provided that the capacity is maintained in the (***). If the satellite, band or region is changed, SATMEX may review and adjust the price.

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

The CLIENT may assign this Agreement to any third party only and if SATMEX has previously granted written authorization to the CLIENT. Such authorization shall not be unreasonably withheld or denied.  SATMEX may assign this Agreement to any third party without authorization from the CLIENT.

However, SATMEX agrees that the company, to which this Agreement is assigned, shall have its respective Satellite Capacity Provider Register before the competent Peruvian entity, which shall be communicated and accredited to the CLIENT. Otherwise, such assignment shall not take effect.

Section 16                                      NOTICES

All notices to be provided under this Agreement shall be in writing and shall be delivered either (i) personally with the corresponding acknowledgment of receipt; (ii) by registered mail with acknowledgment of receipt; (iii) by an electronic fax transmission with confirmation via email; or (iv) by any electronic mean with acknowledgement of receipt and shall contain the following information:

If to the CLIENT:

Telmex Perú, S.A.

(***)

Billing contact:

Telmex Perú, S.A.

(***)

The CLIENT shall notify SATMEX in writing of any modification to the information provided above, within the following five (5) days of such modification.

If to SATMEX:

Satélites Mexicanos, S.A. de C.V.

Rodolfo Gaona No. 86, 4th Floor.

Colonia Lomas de Sotelo

C.P. 11200, Mexico, Federal District

Telephone:                   + (52 55) 26 29 59 06

Fax:                                                       + (52 55) 26 29 58 92

E-Mail:                                       Mario.garcia@satmex.com

Attn:                                                    Mario García Bernal

Sales Director

Billing contact:

Satélites Mexicanos, S.A. de C.V.

Rodolfo Gaona No. 86, 4th Floor

Colonia Lomas de Sotelo,

C.P. 11200, Miguel Hidalgo, Federal District

Telephone:                   + (52) 552629-5800 Ext.717

+ (52) 552629-5843

Fax:                                                       + (52) 552629-5890

E-Mail:                                       breal@satmex.com

imata@satmex.com

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

Attn:                                                    Blanca Real Herrera, o

Ileana Mata Zúñiga

Billing and Collection Management

Section 17                                      AUTHORIZATIONS OR LICENSES

SATMEX agrees to maintain, before the Ministry of Transport and Communications of Peru, the necessary authorizations, permits and licenses, such as Satellite Capacity Provider Register.

This Agreement covers only the Service provided by SATMEX, and the CLIENT agrees to obtain and maintain on its own the authorization or license, which shall be issued by the corresponding regulatory bodies where the ground station(s) are located.

If the CLIENT requires to use the Service or part of it in the Brazilian territory, it shall notify SATMEX in writing, sixty (60) days in advance, to obtain the registration of the corresponding frequencies. In this case, it will be required for the CLIENT to execute an agreement for the capacity to be used in such territory with the affiliate Satmex do Brasil, LTD.

In case SATMEX loses the operating license(s) in Peru, SATMEX shall notify the CLIENT, within 3 (three) calendar days (in case that the last calendar day is not a business day, the term will be extended to the next business day) following the date this situation has been notified.

In this event, the CLIENT may terminate this Agreement, without any liability on its part whatsoever. If SATMEX breaches this provision and its default causes a pecuniary sanction for the CLIENT, the latter may claim SATMEX the refund of the corresponding sanction and may terminate this Agreement, in the terms provided by in this paragraph.

Section 18                                      CONFIDENTIALITY

Both Parties agree to maintain confidential all information and documentation exchanged between them, in connection with the execution and performance of this Agreement, for the term of this Agreement plus five (5) additional years after its termination, except: (i) if said information is required to be disclosed by any judicial or administrative authority and/or (ii) is already considered as public knowledge.

In the event that an administrative or judicial authority requires the receiving Party to disclose Confidential Information, such party shall only disclose the information which has been requested, and the receiving Party shall notify the disclosing Party, so that the disclosing Party has an opportunity to ensure confidential handling of such information.

The Parties shall only use the confidential information with the prior written consent of the other Party

Section 19                                      HEADINGS

The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 20                                      GOVERNING LAW

If a dispute arises regarding compliance, content, interpretation and scope of the obligations contained in this Agreement, the Parties agree to be submitted to the federal legal provisions applicable in the Federal District of Mexico, and the jurisdiction and competence of the Federal Courts of Mexico City, renouncing to the venue that could correspond to them by virtue of their present or future domiciles or by any other cause.

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

CLIENT	SATMEX

/s/ MAURICIO ESCOBEDO VAZQUEZ	/s/ SERGIO MIGUEL ANGEL AUTREY MAZA
MAURICIO ESCOBEDO VAZQUEZ	SERGIO MIGUEL ANGEL AUTREY MAZA
GENERAL MANAGER	CEO

/s/ VIRGINIA NAKAGAWA MORALES
VIRGINIA NAKAGAWA MORALES
LEGAL ADVISOR

Execution page of the Agreement 051-I-06 entered by and between Telmex Perú, S.A. and SATMEX, S.A de C.V.

JLHR

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

ANNEX I

Client: Telmex Perú, S.A.

Agreement No. 051-I-06

This Annex contains the increase of (***) MHz starting on (***).

Num.	Satellite	Transponder	Band	Region	Bandwidth (MHz)	Central Frequency (MHz)	Beginning Date	Termination Date
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
				(***)	(***)

This Annex is executed in two counterparts, one copy remaining in possession of each party, in Mexico City, on June 8, 2006.

THE CLIENT	SATMEX

MAURICIO ESCOBEDO VAZQUEZ	ING. SERGIO MIGUEL ANGEL AUTREY MAZA
GENERAL MANAGER	CEO

VIRGINIA NAKAGAWA MORALES
LEGAL ADVISOR

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

ANNEX II

1/2

Agreement: 051-I-06

SATELLITE CAPACITY ANNEX

Execution Date of the Satellite Capacity Annex

INFORMATION OF THE CLIENT

Name	TELMEX PERU, S.A.
Address	(***)	City	(***)
State	Country	Lima, Peru
Telephone	(***)	Fax	(***)	E-Mail	(***)

CONTACT INFORMATION OF THE CLIENT

Commercial Contact
Name	(***)	Title	(***)
Telephone	(***)	E-mail	(***)

INVOICING

Invoicing Cycle	Month in advance

DESCRIPTION OF THE SERVICE

Access Technic
Total Speed
Maximum Bandwidth
Category of the service	(***)
Satellite
Band	(***)
Transponder
Region
Polarization

LINK				FREC. DE ACCESO	PIRE MAX DE E/T	PIRE MAX DE SAT	VEL PORT			AVAIL	POW	AB ASIG	EIRP from	EIRP from Herm,
CARRIER	ANT	RECEIVER	ANT	(MHz)	(dBW)	(dBW)	(Kbps)	MOD	FEC	%	%	(MHz)	Mx.Cty	Sonora

Transponder
Region
Polarization

LINK				FREC. DE ACCESO	PIRE MAX DE E/T	PIRE MAX DE SAT	VEL PORT			AVAIL	POW	AB ASIG	EIRP from	EIRP from Herm,
CARRIER	ANT	RECEIVER	ANT	(MHz)	(dBW)	(dBW)	(Kbps)	MOD	FEC	%	%	(MHz)	Mx.Cty	Sonora

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

ANNEX II

2/2

Telmex Perú, S.A.

Agreement: 051-I-06

Observations
Term	( ) months	Beginning	Ending Date
Date
PRICE OF THE SERVICE
Connection Charge
Monthly Amount	US $	00/100 US Dollars
CLARIFICATION

This Annex is executed in two counterparts, one copy remaining in possession of each party, in Mexico City, on           .

THE CLIENTE	SATMEX

MAURICIO ESCOBEDO VAZQUEZ	ING. SERGIO MIGUEL ANGEL AUTREY MAZA
LEGAL REPRESENTATIVE	CEO

CLIENT’S INITIALS